UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

SCHEDULE 14A
(RULE 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934

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☐	Preliminary Proxy Statement
☐	Confidential, for use of the Commission only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material pursuant to Rule 14a-12

MOBILEPRO CORP.

(Name of Registrant as Specified in its Charter)

 (Name of Person(s) Filing Proxy Statement)

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Mobilepro Corp. 6701 Democracy Boulevard Suite 202 Bethesda, Maryland 20817

September 12, 2008

Dear fellow Stockholder:

You are cordially invited to attend our 2008 Annual Stockholders Meeting to be held on Thursday, October 23, 2008 at 10:00 a.m. local time at the Marriott Bethesda Suites, 6711 Democracy Boulevard, Bethesda, Maryland 20817. The doors will open at 9:45 a.m. and the Stockholders Meeting will start promptly at 10:00 a.m.

The matters to be acted upon at the meeting are described in detail in the accompanying Notice of Annual Stockholders Meeting and Proxy Statement.

If you received your annual meeting materials by mail, the Notice of Annual Meeting, Proxy Statement, and Annual Report on Form 10-K, Form 10-K/A and proxy card from the Board of Directors of Mobilepro Corp. are enclosed. If you received your annual meeting materials via e-mail, the e-mail contains voting instructions and links to the Proxy Statement and Annual Report on Form 10-K and Form 10-K/A on the Internet.

Please use this opportunity to take part in our business by voting on the matters to come before this meeting. Whether or not you plan to attend the meeting, beneficial holders may cast votes online, even if you did not receive your annual meeting materials electronically. To vote online, follow the instructions for online voting contained within your annual meeting materials. In addition, you may vote by telephone by following the instructions for telephone voting contained within your annual meeting materials. If you received your annual meeting materials by mail and do not wish to vote online or by telephone (or you are unable to so), please complete, date, sign and promptly return the enclosed proxy card in the enclosed envelope before the meeting so that your shares will be represented at the meeting. Voting online, by telephone, or by returning the proxy card does not deprive you of your right to attend the meeting and to vote your shares in person; however, you can only vote your shares once.

We encourage you to help us save money on printing and mailing costs, by signing up for electronic delivery of Mobilepro stockholder communications. For more information, see the “Electronic Delivery of Mobilepro Stockholder Communications” section of the enclosed Proxy Statement.

I look forward to meeting you on October 23, 2008.

Very truly yours,
/s/ Jay O. Wright

Jay O. Wright
Chairman and
Chief Executive Officer

Mobilepro Corp.
6701 Democracy Boulevard, Suite 202
Bethesda, Maryland 20817

Notice of
Annual Meeting of Stockholders
To Be Held Thursday, October 23, 2008

To our Stockholders:

Our 2008 Annual Meeting of Stockholders will be held at the Marriott Bethesda Suites, 6711 Democracy Boulevard, Bethesda, Maryland 20817, on Thursday, October 23, 2008 at 10:00 a.m., local time. The doors will open at 9:45 a.m. and the Annual Stockholders' Meeting will start promptly at 10:00 a.m.

At the meeting you will be asked to consider and vote upon the following matters:

1. The election of two directors to our Board of Directors, each to serve until our 2009 Annual Stockholders Meeting and until his successor has been elected and qualified or until his earlier resignation, death or removal. Our Board of Directors intends to present the following nominees for election as directors:

Donald H. Sledge   Jay O. Wright

2. To amend the Certificate of Incorporation to increase the authorized number of shares of common stock from 1,500,000,000 shares to 3,000,000,000.

3. To amend the Certificate of Incorporation to effect a reverse stock split of the common stock, $.001 par value, of the Company by a ratio of not less than one-for-two and not more than one-for-ten, with the exact ratio to be set within such range in the discretion of the Board of Directors, without further approval or authorization of stockholders.

4. To approve the ratification of the appointment of Bagell, Josephs, Levine & Company, L.L.C. as our independent registered public accounting firm for the fiscal year ending March 31, 2009.

5. The approval to adjourn or postpone the annual meeting until Thursday, November 6, 2008 to permit further solicitation of proxies in the event that an insufficient number of shares is present in person or by proxy to approve the proposals presented at the Annual Stockholders Meeting.

6. To transact any other business that may properly come before the 2008 Annual Meeting of Stockholders or any adjournment or postponement of the meeting.

These items of business are more fully described in the attached Proxy Statement. Only stockholders of record at the close of business on August 28, 2008 are entitled to notice of and to vote at the meeting or any adjournment or postponement of the meeting.

BY ORDER OF THE BOARD OF DIRECTORS
/s/ Tammy L. Martin

Tammy L. Martin
Secretary

Whether or not you plan to attend the meeting in person, please either cast your vote online, by telephone, or by completing, dating, signing and promptly returning the enclosed proxy card by mail before the meeting so that your shares will be represented at the meeting.

Bethesda, Maryland
September 12, 2008

Your Vote Is Important. Please Vote Your Shares.

Mobilepro Corp.
6701 Democracy Boulevard, Suite 202
Bethesda, Maryland 20817

Proxy Statement

September 12, 2008

The accompanying proxy is solicited on behalf of the Board of Directors of Mobilepro Corp., a Delaware corporation (referred to herein as “Mobilepro” or the “Company”), for use at the 2008 Annual Stockholders Meeting (the “2008 Annual Meeting”) to be held at the Marriott Bethesda Suites, 6711 Democracy Boulevard, Bethesda, Maryland 20817, on Thursday, October 23, 2008 at 10:00 a.m., local time. This Proxy Statement and the accompanying form of proxy card are being mailed on or about September 12, 2008 to stockholders of record. Our Annual Report on Form 10-K and Form 10-K/A for fiscal year 2008 are enclosed with this Proxy Statement.

INFORMATION CONCERNING VOTING AND PROXY SOLICITATION

Voting

Each stockholder is entitled to one vote for each share of Mobilepro common stock (“Common Stock”), the stockholder owns as of the Record Date, with respect to all matters presented at the 2008 Annual Meeting. Stockholders do not have the right to cumulate their votes in the election of directors.

Record Date

Only stockholders of record at the close of business (5:00 p.m. Eastern Daylight Time) on August 28, 2008 (the “Record Date”) are entitled to notice of and to vote at the meeting and at any adjournment or postponement thereof. Stockholders of record will be entitled to one vote for each share of Common Stock held. For information regarding holders of more than 5% of the outstanding Common Stock, see “Principal Stockholders.”

Shares Outstanding

At the close of business on the Record Date, there were 812,964,653 shares of Common Stock outstanding. The closing price of our Common Stock on the Record Date, as reported by the OTC Bulletin Board market was $0.0014 per share.

Quorum; Effect of Abstentions and “Broker Non-Votes”

A majority of the shares of Common Stock outstanding on the Record Date, present in person or represented by proxy, will constitute a quorum for the transaction of business at the meeting.

If stockholders indicate on their proxy card that they wish to abstain from voting, including brokers holding their customers’ shares of record who cause abstentions to be recorded, these shares are considered present and entitled to vote at the Annual Meeting. These shares will count toward determining whether or not a quorum is present. However, these shares will not be taken into account in determining the outcome of any of the proposals.

If a stockholder does not give a proxy to his/her broker with instructions as to how to vote the shares, the broker has authority under New York Stock Exchange rules to vote those shares for or against “routine” matters, such as the election of directors to our Board and the ratification of Bagell, Josephs, Levine & Company, LLC, as our independent registered public accounting firm. Brokers cannot vote on their customers’ behalf on “non-routine” proposals. These rules apply to us notwithstanding the fact that shares of our Common Stock are traded on the OTC Bulletin Board market. If a broker votes shares that are unvoted by its customers for or against a “routine” proposal, these shares are counted for the purpose of establishing a quorum and will also be counted for the purpose of determining the outcome of such “routine” proposals. If a broker chooses to leave these shares unvoted, even on “routine” proposals, they will be counted for the purpose of establishing a quorum, but not for determining the outcome of any of the proposals.

Voting Rights; Required Vote

Holders of Mobilepro Common Stock are entitled to one vote for each share held as of the Record Date. The effect of abstentions (i.e. if you or your broker mark “ABSTAIN” on a proxy card) and broker non-votes on the counting of votes for each proposal is described below. Broker non-votes occur when shares held by a broker for a beneficial owner are not voted with respect to a particular proposal because (1) the broker does not receive voting instructions from the beneficial owner, and (2) the broker lacks discretionary authority to vote the shares. Banks and brokers cannot vote on their clients’ behalf on “non-routine” proposals. For the purpose of determining whether Stockholders have approved a matter, abstentions are treated as shares present or represented and voted. Broker non-votes are not counted or deemed to be present or represented for the purpose of determining whether Stockholders have approved a matter, though they are counted toward the presence of a quorum as discussed above.

The votes required to approve each proposal are as follows:

• Election of Directors. Directors will be elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote in the election of directors. Abstentions and broker non-votes are not taken into account in determining the outcome of the election of directors.

• Remaining Proposals. Approval of the remaining proposal requires the affirmative vote by holders of at least a majority of the shares of Mobilepro Common Stock who attend the meeting in person, or are represented at the meeting by proxy. Abstentions will have the effect of a vote against this proposal, while broker non-votes will not be taken into account in determining the outcome of the vote on this proposal.

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Mobilepro Corp. to be voted at the Annual Meeting of Stockholders to be held at the Marriott Bethesda Suites, 6711 Democracy Boulevard, Bethesda, Maryland 20817 on Thursday, October 23, 2008 at 10:00 a.m. local time. The Board of Directors would like to have all Stockholders represented at the meeting. Please complete, sign and return your proxy card in the enclosed return envelope, telephone the toll-free number listed on your proxy card, or use the Internet site listed on your proxy card.

The accompanying Notice of Annual Meeting, this Proxy Statement and the proxy card are first being mailed to Stockholders on or about September 12, 2008. Mobilepro’s Annual Report on Form 10-K and Form 10-K/A for the recently completed fiscal year, which includes the consolidated financial statements of the Company, are also enclosed.

Only holders of record of the Company’s Common Stock at the close of business on the Record Date will be entitled to vote at the Annual Meeting or any adjournments or postponements of such meeting. On the Record Date, the Company had 812,964,653 shares of Common Stock issued and outstanding. In the election of directors, and for any other matters to be voted upon at the 2008 Annual Meeting, each issued and outstanding share of Common Stock is entitled to one vote.

You may revoke your proxy at any time before it is voted. Unless so revoked, the shares represented by such proxies will be voted at the Annual Meeting and all adjournments thereof. You may revoke your proxy at any time before it is voted by delivering written notice of revocation to the Secretary of the Company at 6701 Democracy Boulevard, Suite 202, Bethesda, Maryland 20817, by executing and delivering a subsequently dated proxy, by voting by telephone or through the Internet on a later date, or by attending the Annual Meeting and voting in person. Proxies solicited by the Board of Directors of the Company will be voted in accordance with the directions given therein. Where no instructions are indicated, proxies will be voted in accordance with the recommendations of the Board of Directors with respect to the proposal described herein.

A quorum of stockholders is necessary to take action at the 2008 Annual Meeting. The presence, in person or by proxy, of the holders of a majority of the shares of Common Stock of the Company entitled to vote at the meeting will constitute a quorum. Votes cast by proxy or in person at the meeting will be tabulated by the inspector of elections appointed for the meeting and will be counted as present for purposes of determining whether a quorum is present. The inspector of elections will treat broker non-votes as present and entitled to vote for purposes of determining whether a quorum is present. “Broker non-votes” refers to a broker or other nominee holding shares for a beneficial owner not voting on a particular proposal because the broker or other nominee does not have discretionary voting power regarding that proposal and has not received instructions from the beneficial owner.

The expenses of solicitation, including the cost of printing and mailing, will be paid by the Company. Proxies are being solicited principally by mail, by telephone and by e-mail. In addition, directors, officers and employees of the Company, designated by an officer or director, may solicit proxies personally, by telephone, by fax, by email or by special letter. The Company may also reimburse brokers, nominees and other fiduciaries for their reasonable expenses in forwarding proxy materials to beneficial owners.

Voting of Proxies

Most stockholders have three options for submitting their votes: (1) via the Internet, (2) by telephone or (3) by mail. If you have Internet access, you may submit your proxy from any location in the world by following the “Vote by Internet” instructions on the proxy card. If you live in the United States or Canada, you may submit your proxy by following the “Vote by Telephone” instructions on the proxy card. If you complete and properly sign each proxy card you receive and return it in the enclosed envelope to us, it will be voted in accordance with the specifications made on the proxy card. If no specification is made on a signed and returned proxy card, the shares represented by the proxy will be voted “for” each proposal, including “for” the election to the Board of each of the nominees named on the proxy card, and “for” any other matter that may be properly brought before the meeting. We encourage stockholders with Internet access to record your vote on the Internet or, alternatively, to vote by telephone. Internet and telephone voting is convenient, saves on postage and mailing costs, and is recorded immediately, minimizing risk that postal delays may cause your vote to arrive late and therefore not be counted. If you attend the Annual Meeting, you may also vote in person, and any previously submitted votes will be superseded by the vote you cast in person at the Annual Meeting.

Adjournment of Meeting

If a quorum is not present to transact business at the Annual Meeting or if we do not receive sufficient votes in favor of the proposals by the date of the meeting, the persons named as proxies may propose one or more adjournments of the meeting to permit solicitation of proxies. Any adjournment would require the affirmative vote of a majority of the shares present in person or represented by proxy at the meeting.

Expenses of Soliciting Proxies

We will pay the expenses of soliciting proxies for the meeting. After the original mailing of the proxies and other soliciting materials, we and/or our agents may also solicit proxies by mail, telephone, telegraph, facsimile, email or in person. After the original mailing of the proxy cards and other soliciting materials, we will request that brokers, custodians, nominees and other record holders of our Common Stock forward copies of the proxy cards and other soliciting materials to persons for whom they hold shares and request authority for the exercise of proxies. We will reimburse the record holders for their reasonable expenses if they ask us to do so.

Revocability of Proxies

Any person signing a proxy card in the form accompanying this Proxy Statement has the power to revoke it at any time before it is voted. A proxy may be revoked by signing and returning a proxy card with a later date, by delivering a written notice of revocation to Interwest Transfer Company, Inc., 1981 East Murray-Holladay Road, P. O. Box 17136, Salt Lake City, Utah 84121, that the proxy is revoked or by attending the meeting and voting in person. The mere presence at the Annual Meeting of a stockholder who has previously appointed a proxy will not revoke the appointment. Please note, however, that if a stockholder’s shares are held of record by a broker, bank or other nominee and that stockholder wishes to vote at the meeting, the stockholder must bring to the meeting a letter from the broker, bank or other nominee confirming the stockholder’s beneficial ownership of the Common Stock and that the broker, bank or other nominee is not voting the shares at the Annual Meeting. In the event of multiple online or telephone votes by a stockholder, each vote will supersede the previous vote and the last vote cast will be deemed to be the final vote of the stockholder unless such vote is revoked in person at the meeting according to the revocability instructions outlined above.

Electronic Delivery of Mobilepro Stockholder Communications

If you received your 2008 Annual Meeting materials by mail, we encourage you to help us save money on printing and mailing costs, by signing up to receive your Mobilepro stockholder communications electronically via e-mail. With electronic delivery, you will be notified via e-mail as soon as the Annual Report on Form 10-K, Form 10-K/A and the Proxy Statement are available on the Internet, and you can easily submit your stockholder votes online. Electronic delivery can also eliminate duplicate mailings and reduce the amount of bulky paper documents you maintain in your personal files. To sign up for electronic delivery:

Registered Owner (you hold your Mobilepro shares in your own name through our transfer agent, Interwest Transfer Company, or you are in possession of stock certificates): follow the instructions on the proxy card enclosed with your annual meeting materials to enroll.

Beneficial Owner (your shares are held by a brokerage firm, a bank or a trustee): visit www.icsdelivery.com to enroll.

We remind you that you may also vote on the proposals contained in this Proxy Statement through the Internet by signing on to the website identified on the proxy card and following the procedures described in the website. Under Delaware law, an electronic Internet transmission is a valid means of casting your vote. Internet voting is available 24 hours a day, and the procedures are designed to authenticate votes cast by using a personal identification number located on the proxy card. The procedures allow you to give a proxy to vote your shares and to confirm that your instructions have been properly recorded. If you vote by Internet, you should not return your proxy card.

Your electronic delivery enrollment will be effective until you cancel it. If you have questions about electronic delivery, please call Mobilepro at (301) 571-3476.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

A board of two directors is to be elected at the 2008 Annual Stockholders Meeting. Unless otherwise instructed, the proxy holders will vote the proxies received by them for the two nominees named below, both of whom are presently our directors.

Proxies cannot be voted for a greater number of persons than the number of nominees named. If any nominee for any reason is unable to serve or for good cause will not serve, the proxies may be voted for such substitute nominee as the proxy holder may determine. We are not aware of any nominee who will be unable to or for good cause will not serve as a director. The term of office of each person elected as a director will continue until the next annual meeting of our stockholders or until his successor has been elected and qualified.

Directors/Nominees

The names of the nominees, their ages as of July 31, 2008 and certain information about them are set forth below:

Name	Age	Principal Occupation	Director Since
Jay O. Wright	38	Chief Executive Officer and Chairman of the Board of Directors of Mobilepro Corp.	2004
Donald H. Sledge	68	Private investor	2005

Jay O. Wright. Jay Wright has served as our Chief Executive Officer since December 2003 and as a Director since August 2004. From December 2003 to February 2006, he also held the title of President. From October 2001 to December 2003, Mr. Wright served as President of Bayberry Capital, Inc., a Maryland based financial consulting firm. During that time, he also served from August 2002 to May 2003 as Chief Financial Officer for Technical and Management Services Corporation where he negotiated the sale of that company to Engineered Support Systems, Inc. Between December 1999 and September 2001 Mr. Wright served as Chief Financial Officer of Speedcom Wireless Corporation, a wireless software technology company, where he helped take that company public via a “reverse merger” and subsequently obtain a NASDAQ SmallCap listing. From January 1999 to November 1999, Mr. Wright served as Senior Vice President of FinanceMatrix.com, a Hamilton, Bermuda, based company focused on developing a proprietary financial software architecture to provide tax-efficient financing to sub-investment grade companies. Between May 1997 and January 1999, Mr. Wright served as an investment banker with Merrill Lynch. Prior to that he was a mergers and acquisitions attorney with Skadden, Arps, Slate, Meagher and Flom, LLP in New York and Foley & Lardner in Chicago. Mr. Wright received his Bachelor’s degree in Business from Georgetown University (summa cum laude) and a JD degree from the University of Chicago Law School.

Donald H. Sledge. Don Sledge has served as a Director of the Company since January 2005. Mr. Sledge serves as the chairman of the Company’s Compensation, Audit and Nominating and Governance Committees and also serves as the Lead Director. Over the past 10 years, Mr. Sledge has focused on finance and investments. From September 1999 to March 2007 Mr. Sledge served as a member of the Board of Directors and as chairman of the Compensation Committee of Merriman, Curhan, & Ford (“MCF”), a NASDAQ listed broker/dealer. Mr. Sledge has also served as Chief Executive Officer of MCF between September 1999 and October 2000 and as Chairman of the Board from September 1999 until May 2001. Mr. Sledge also served as a General Partner of Fremont Communications from October 2000 until September 2003. In addition Mr. Sledge sits on the Boards of Directors of two privately held companies. Mr. Sledge received both a bachelor’s degree and an M.B.A. from Texas Tech University. He also served in the United States Air Force.

Composition of Board of Directors

Our Board of Directors may consist of up to seven directors. Our two current directors will stand for re-election at the Annual Meeting, as described in this Proxy Statement. The Board of Directors has elected not to amend our bylaws to reduce the size of our Board and may fill any existing vacancies by Board resolution.

Board of Directors Meetings and Committees

During fiscal 2008, the Board of Directors met sixteen times, including telephone conference meetings, and acted by unanimous written consent on two occasions. No director attended fewer than 75% of the total number of meetings of the Board and the total number of meetings held by all committees of the Board on which the director served during fiscal 2008.

The Board has three standing committees: the Audit Committee, the Compensation Committee, and the Nominating and Governance Committee. The functions of each of these committees and their members are specified below. All committees operate under charters approved by the Board, which are available on our website at www.mobileprocorp.com.

The Board has determined that each director who serves on these committees is “independent” as defined in Nasdaq Rule 4200(a)(15).

The members of the committees are identified in the following table.

Director	Audit Committee	Compensation Committee	Nominating and Governance Committee
Donald H. Sledge	Chair	Chair	Chair

Audit Committee. The Audit Committee is currently comprised of Mr. Sledge, who meets the independence and other requirements for audit committee members under the rules of the Nasdaq Stock Market. The Audit Committee previously was comprised of three independent members, including Mr. Sledge. During fiscal 2008, the Audit Committee met four times, including telephone conference meetings. The Board of Directors has determined that Mr. Sledge is an “audit committee financial expert” as defined by SEC regulations. The Audit Committee assists the Board in its oversight of our financial accounting, reporting and controls by meeting with members of management and our independent auditors. The committee has the responsibility to review our annual audited financial statements, and meets with management and the independent auditors at the end of each quarter to review the quarterly financial results. In addition, the committee considers and approves the employment of, and approves the fee arrangements with, independent auditors for audit and other functions. The Audit Committee reviews our accounting policies and internal controls. The Audit Committee has a written charter which was adopted on June 16, 2005. A copy of the Audit Committee charter is available on our website at www.mobileprocorp.com.

Compensation Committee. The Compensation Committee is currently comprised of Mr. Sledge. The Compensation Committee previously was comprised of three independent members, including Mr. Sledge. During fiscal 2008, the Compensation Committee met two times, including telephone conference meetings. The Compensation Committee recommends cash-based and stock compensation for executive officers of Mobilepro, administers the Company’s equity performance plan and makes recommendations to the Board regarding such matters. The Compensation Committee has a written charter which was adopted on June 16, 2005. A copy of the Compensation Committee charter is available on our website at www.mobileprocorp.com.

Nominating and Governance Committee. The Nominating and Governance Committee is currently comprised of Mr. Sledge. The Nominating and Governance Committee was previously comprised of three independent members, including Mr. Sledge. During fiscal 2008, the Nominating and Governance Committee met two times, including telephone conference meetings. The Nominating and Governance Committee is entrusted with responsibility for consideration and review of corporate governance matters in addition to its responsibilities for nominating candidates for membership to the Board. The Nominating and Governance Committee has a written charter which was adopted on April 26, 2005. A copy of the Nominating and Governance Committee charter is available on our website at www.mobileprocorp.com.

Independent Directors

Mr. Sledge qualifies as “independent” in accordance with the rules of The Nasdaq Stock Market. The Nasdaq independence definition includes a series of objective tests, such as that the director is not an employee of the Company and has not engaged in various types of business dealings with the Company. In addition, as further required by the Nasdaq rules, the Board has made a subjective determination as to each independent director that no relationships exist which, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

Communication with the Board

You may contact the Board of Directors by sending an e-mail to Jay Wright, Chairman of the Board, at jwright22@closecall.com or by mail to Board of Directors, Mobilepro Corp., 6701 Democracy Boulevard, Suite 202, Bethesda, Maryland 20817.

Director Nomination Process

The Nominating and Governance Committee is responsible for identifying and recommending to the Board of Directors candidates for directorships. The Nominating and Governance Committee considers candidates for Board membership who are recommended by members of the Nominating and Governance Committee, other Board members, members of management and Stockholders. Once the Nominating and Governance Committee has identified prospective nominees for director, the chairman of the committee, after discussions with the Chairman of the Board, may extend an invitation to join the Board of Directors. Additionally, nominees may be appointed to the Board of Directors by a majority vote of the independent directors on the Board of Directors. There is no formal procedure by which Stockholders may recommend a candidate for the Board of Directors; however a stockholder can submit recommendations to Jay Wright, Chairman of the Board, at jwright22@closecall.com.

As set forth in the Nominating and Governance Committee Charter, the Board of Directors seeks to identify as candidates for director persons of the highest ethical standards and integrity who are willing to act on and be accountable for Board of Director decisions. The Board of Directors also seeks individuals who have an ability to provide wise, informed, and thoughtful counsel to top management on a range of issues, a history of achievement that reflects superior standards for themselves and others, a loyalty and commitment to driving the success of the Company, and an ability to take tough positions while at the same time working as a team player. In addition, the Board of Directors seeks candidates with a background that provides a combination of experience and knowledge commensurate with the Company’s needs and activities.

Compensation of Directors

During fiscal 2008 we provided our independent directors $2,750 per month as compensation for services provided as a Director. Effective July 1, 2008 the monthly compensation amount was increased to $3,000.

In January 2005, in connection with his agreement to serve on our Board of Directors, we granted Mr. Sledge a warrant to purchase 500,000 shares of our Common Stock, at an exercise price of $0.185 per share. The warrant is fully vested and exercisable.

In April 2005, we granted our independent director, Mr. Sledge, a warrant to purchase 250,000 shares of our Common Stock, at an exercise price of $0.15 per share. These warrants, which became fully vested and exercisable in April 2006, were based upon a recommendation by the Compensation Committee, granted by Mr. Wright on April 20, 2005 and ratified by the Board of Directors on June 16, 2005.

In February 2006, we granted our independent director, Mr. Sledge, a warrant to purchase 250,000 shares of our Common Stock, at an exercise price of $0.233 per share. These warrants are fully vested and exercisable.

In August 2007, we granted our independent director, Mr. Sledge, a warrant to purchase 1,000,000 shares of our Common Stock, at an exercise price of $0.0075 per share. These warrants vest and become exercisable one twelfth each month through August 2008.

In May 2008, we granted our independent director, Mr. Sledge, a warrant to purchase 1,500,000 shares of our Common Stock, at an exercise price of $0.0016 per share. These warrants vest and become exercisable on August 31, 2010.

As an inside director Mr. Wright does not receive any separate compensation for his service on our Board of Directors.

Warrants granted to our Directors have been priced at market based upon the closing sales price of our Common Stock on the date of grant. During the fiscal year ended March 31, 2008, the Company recorded compensation expense in the amount of $1,108 for each of the three outside directors pursuant to the requirements of Financial Accounting Standard (“FAS”) 123R for warrants awarded in fiscal year 2008 and prior years.
Director Compensation

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)

Michael G. O’Neil*	27,500	-	1,108	-	-	-	28,608

Christopher W. MacFarland*	27,500	-	1,108	-	-	-	28,608

Donald H. Sledge	33,000	-	1,108	-	-	-	34,108

* Messrs. O’Neil and MacFarland resigned from the Board of Directors during the fiscal year ended March 31, 2008.

Required Vote and Board of Directors’ Recommendation

Directors will be elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote in the election of directors. Abstentions and broker non-votes are not taken into account in determining the outcome of the election of directors.

Advisory Board

The advisory board is available to assist our Chief Executive Officer, at his request, with business issues where such advisory board member may have applicable expertise. The advisory board members receive options or warrants for shares of our Common Stock in an amount determined by discussions between our Chief Executive Officer and the prospective advisory board member. The options or warrants vest over time and are granted at fair market value at the time of grant. The Advisory Board did not meet during fiscal year 2008.

THE BOARD RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH NOMINATED DIRECTOR.

PROPOSAL NO. 2

AMENDMENT OF CERTIFICATE OF INCORPORATION

Our Board of Directors has unanimously approved and adopted, subject to stockholder approval, an amendment to Article Fourth of the Company’s certificate of incorporation to increase the number of authorized shares of Common Stock, par value $0.001 per share, from 1,500,000,000 to 3,000,000,000. The number of shares of Preferred Stock designated in Article Fourth of the Company’s certificate of incorporation will remain unchanged. The Board of Directors believes that the proposed amendment to the certificate of incorporation is in the best interests of Mobilepro and its stockholders. The second paragraph of Article Fourth, as it is proposed to be amended, is as follows, and the amended and restated certificate of incorporation, as it is proposed to be adopted, is attached hereto as Exhibit A:

“The total number of shares of capital stock of all classes which the Corporation shall have authority to  issues is 3,000,000,000, of which 2,979,964,575 shares shall be common stock, par value $0.001 per  share (“Common Stock”), 20,000,000 shares shall be preferred stock, par value $0.001 per share  (“Preferred Stock”) and 35,425 shares shall be the Series A Convertible Preferred Stock, par value $0.001  per share (“Series A Convertible Preferred Stock”).”

Current Use of Shares

As of July 29, 2008, there were:

• 775,821,796 shares of Common Stock outstanding;

•  35,378 shares of Series A Convertible Preferred Stock outstanding;

• 1,656,000 shares subject to issuance upon the exercise of currently outstanding options, 178,788,968 shares subject to issuance upon the exercise of warrants and 28,344,000 shares available for grant under our 2001 Equity Performance Plan; and

• 6,086,897,518 shares subject to issuance upon the conversion of Mobilepro’s outstanding secured convertible debenture based upon the principal balance of $13,391,174.54 and the conversion price of $0.0022 at July 3, 2008.

Based upon the above figures, MobilePro would exhaust the 1,500,000,000 shares of Common Stock currently authorized under the Company’s existing certificate of incorporation, if all options, warrants and convertible securities were converted into Common Stock.

Purpose and Effect of the Proposed Amendment

The proposed increase in the number of authorized shares of Common Stock is necessary in order to help provide us with the ability to satisfy obligations existing to our current lenders under the outstanding secured convertible debenture and to provide flexibility to issue shares for general corporate purposes that may be identified in the future including, but not limited to, funding the acquisition of other companies, raising equity capital through the issuance of shares of Common Stock, Preferred Stock or debt or equity securities convertible or exercisable into shares of Common Stock, or in the case of Common Stock, adopting additional employee benefit plans or reserving additional shares for issuance under existing plans. No additional action or authorization by stockholders would be necessary prior to the issuance of such additional shares, unless required by applicable law or the rules of any stock exchange or national securities association trading system on which our Common Stock is then listed or quoted. Examples of circumstances in which further stockholder authorization generally would be required for issuance of such additional shares include (a) transactions that would result in a change of control of Mobilepro, and (b) adoption of, increases in shares available under, or material changes to equity compensation plans. We have no current plans, proposals or arrangements to engage in any corporate transactions that would require the issuance of the additional shares being authorized pursuant to this proposal.

The additional authorized shares would become part of the existing class of Common Stock, and the amendment would not affect the terms of the outstanding Common Stock or the rights of the holders of the Common Stock. Mobilepro stockholders do not have preemptive rights with respect to our Common Stock. Should the Board of Directors elect to issue additional shares of Common Stock, existing stockholders would not have any preferential rights to purchase such shares. Therefore, additional issuances of Common Stock could have a dilutive effect on the earnings per share, voting power and share holdings of current stockholders.

Anti−takeover Provisions

We are not introducing this proposal with the intent that it be utilized as a type of anti−takeover device. However, this action could, under certain circumstances, have an anti−takeover effect. For example, in the event of a hostile attempt to acquire control of Mobilepro, we could seek to impede the attempt by issuing shares of Common Stock, which would effectively dilute the voting power of the other outstanding shares and increase the potential cost to acquire control of Mobilepro. Further, we could issue additional shares in a manner that would impede the efforts of stockholders to elect directors other than those nominated by the then current Board of Directors. These potential effects of the proposed increase in the number of authorized shares could limit the opportunity for Mobilepro stockholders to dispose of their shares at the higher price generally available in takeover attempts or to elect directors of their choice.

The following is a description of other anti−takeover provisions in our charter documents and other agreements. We have no current plans or proposals to enter into any other arrangement that could have material anti−takeover consequences.

Certificate of Incorporation and Bylaws.

Other provisions of Mobilepro’s certificate of incorporation and bylaws may have the effect of deterring unsolicited attempts to acquire a controlling interest in Mobilepro or impeding changes in our management including the fact that, as a Delaware corporation, we are subject to Section 203 of the Delaware General Corporation Law, which may deter certain unsolicited attempts to acquire control of us. Additionally, we may issue the unissued authorized preferred stock in one or more series having the rights, privileges, and limitations, including voting rights, conversion rights, liquidation preferences, dividend rights and redemption rights, as may, from time to time, be determined by the Board of Directors. Preferred stock may be issued in the future in connection with acquisitions, financings, or other matters, as the Board of Directors deems appropriate. In the event that we determine to issue any shares of preferred stock, a certificate of designation containing the rights, privileges, and limitations of this series of preferred stock will be filed with the Secretary of State of the State of Delaware. The effect of this preferred stock designation power is that our Board of Directors alone, subject to Federal securities laws, applicable blue sky laws, and Delaware law, may be able to authorize the issuance of preferred stock which could have the effect of delaying, deferring, or preventing a change in control of Mobilepro without further action by our stockholders, and may adversely affect the voting and other rights of the holders of our Common Stock.

Our certificate of incorporation does not provide our stockholders with cumulative voting rights. Our bylaws provide that only our President, our Board of Directors and the Chairman of our Board of Directors may call a special meeting of stockholders.

We are not aware of any attempt to take control of Mobilepro and are not presenting this proposal with the intent that it be utilized as a type of anti−takeover device. The proposal is being made at this time to make available a sufficient number of shares of common stock to meet MobilePro’s current potential obligations to issue Common Stock and to provide us with greater flexibility to issue shares for general corporate purposes that may be identified in the future.

Required Vote and Board of Directors Recommendation

Approval of this proposal requires the affirmative vote by holders of at least a majority of shares of Mobilepro Common Stock outstanding on the record date. Abstentions and broker non−votes will have the effect of a vote against this proposal.

THE BOARD RECOMMENDS A VOTE “FOR”
THE AMENDMENT OF OUR CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK.

PROPOSAL NO. 3
AMENDMENT TO CERTIFICATE OF INCORPORATION
TO EFFECT A REVERSE STOCK SPLIT OF THE COMMON STOCK OF THE COMPANY

Our Board of Directors has unanimously approved and adopted, subject to stockholder approval, an amendment to the Company’s Certificate of Incorporation (as amended to date, the “Certificate of Incorporation”) to effect a reverse stock split of the Company’s Common Stock, $.001 par value, at a specific ratio to be determined by the Board of Directors of not more than one-for-ten (the “Reserve Split”).

Pursuant to the proposed Reverse Split, a specified number of outstanding shares of Common Stock, not to exceed ten, would be combined and become one share of Common Stock. If this proposal is approved, the Board of Directors will have the authority, but not the obligation, in its sole discretion, to select the exact ratio for the Reverse Split and implement the Reverse Split without further action on the part of stockholders. The Company is proposing that the Board have such discretion, rather than proposing that stockholders approve a specific ratio, in order to give the Board flexibility and allow the Board to consider various factors at the time of implementation of the Reverse Split, including prevailing market and economic conditions, the historical and projected performance of the Common Stock and trading volumes, and the projected impact of the Reverse Split on trading liquidity, among other factors.

As of August 28, 2008, the Company had 812,964,653 shares of Common Stock issued and outstanding. Based on the number of shares currently issued and outstanding, immediately following the Reverse Split the Company would have approximately 81,296,466 shares of Common Stock issued and outstanding (without giving effect to rounding for fractional shares) if the ratio for the Reverse Split is one for ten.

The number of authorized shares of the Company will not be changed in connection with the Reverse Split. However, since the Company is also proposing to increase the number of its authorized shares as set forth in Proposal No. 2 of this Proxy Statement, the authorized shares would be increased from the current amount of 1,500,000,000 to 3,000,000,000 shares assuming that Proposal No. 2 is approved by our shareholders. In addition, the par value of the Common Stock will not be changed in connection with the Reverse Split. The Board considered reducing the number of authorized shares of Common Stock, but determined that the availability of additional shares was necessary in order for the Company to satisfy existing contractual obligations and to consummate future financing transactions or business combinations. The availability of additional shares will also permit the Board to issue shares, or instruments convertible into or exercisable for such shares, for general corporate purposes.

If approved and implemented, the Reverse Split will be realized simultaneously and in the same ratio for all shares of the Common Stock. All holders of Common Stock will be affected uniformly by the Reverse Split, which will have no effect on the proportionate holdings of any of our stockholders, except for possible changes due to the treatment of fractional shares resulting from the Reverse Split. In lieu of issuing fractional shares, the Company will round up in the event a stockholder would be entitled to receive less than one share of Common Stock as a result of the Reverse Split. In addition, the split will not affect any holder of Common Stock’s proportionate voting power (subject to the treatment of fractional shares), and all shares of Common Stock will remain fully paid and non-assessable. The number of authorized and issued shares of the Company’s various series of preferred stock will not be affected in any way by the Reverse Split.

If approved by the stockholders and implemented by the Board, the Reverse Split would be effective upon the filing of a Certificate of Amendment (the “Certificate of Amendment”) to the Certificate of Incorporation, substantially in the form attached to this Proxy Statement as Exhibit B, with the Secretary of State of the State of Delaware. The Board of Directors will determine the actual time of filing of the Certificate of Amendment.

The Board reserves the right, notwithstanding stockholder approval and without further action by stockholders, to elect not to proceed with the Reverse Split if the Board determines that the Reverse Split is no longer in the best interests of the Company and its stockholders. If the Reverse Split is approved by stockholders but is subsequently not implemented by the Board of Directors by November 1, 2009, then the Reverse Split will be deemed abandoned, without further effect.

Reasons for the Reverse Split

The primary purpose for effecting the Reverse Split is to increase the trading price of our Common Stock and decrease the number of outstanding shares of our Common Stock so as to:

•	make our Common Stock more attractive to investors, in particular institutional investors, and facilitate investment in the Company;

•
bring the share price of our Common Stock, along with the number of shares of our Common Stock outstanding, to a range more appropriate and more in line with other telecommunications companies with comparable market capitalization; and

•
make available a sufficient number of shares of Common Stock to meet the Company’s current potential obligations to issue Common Stock by reducing the current number of shares outstanding and increasing the number of shares available for issuance.

In determining to authorize the Reverse Split, and in light of the foregoing, our Board of Directors considered, among other things, that a sustained higher per share price of our Common Stock, which should result from the Reverse Split, might heighten the interest of the financial community in the Company and potentially broaden the pool of investors that may consider investing in the Company. Our Board of Directors has determined that investors who would otherwise be potential investors in our Common Stock would prefer to invest in shares that trade in a price range higher than the range in which the Common Stock currently trades. On August 28, 2008, the closing sale price of our Common Stock on the Over-The-Counter Bulletin Board was $0.0014. In theory, the Reverse Split should cause the trading price of a share of our Common Stock after the Reverse Split to be between two and ten times what it would have been if the Reverse Split had not taken place, depending on the ratio selected by the Board. However, this will not necessarily be the case.

In addition, our Board of Directors considered that as a matter of policy, many institutional investors are prohibited from purchasing stocks below certain minimum price levels. For the same reason, brokers may be reluctant to recommend lower-priced stocks to their clients, or may discourage their clients from purchasing such stocks. Other investors may be dissuaded from purchasing lower-priced stocks because the commissions, as a percentage of the total transaction, tend to be higher for such stocks. Our Board of Directors believes that, to the extent that the price per share of our Common Stock remains at a higher per share price as a result of the Reverse Split, some of these concerns may be ameliorated. The combination of lower transaction costs and increased interest from investors could also have the effect of increasing the liquidity of the Common Stock.

Another potential effect of the Reverse Split is making the Company more attractive to employees and service providers. Some potential employees and service providers may be less likely to work for a company with a low stock price, regardless of the company’s market capitalization. If the Reverse Split successfully increases the per share trading price of the Common Stock, such increase may increase our ability to attract, retain and motivate employees and service providers.

Our Board of Directors also believes that the total number of shares of our Common Stock currently outstanding is disproportionately large relative to our present market capitalization and that a Reverse Split would bring the number of outstanding shares to a level more in line with other telecommunications companies with comparable capitalizations. Moreover, our Board of Directors considered that when the number of outstanding shares of Common Stock is unreasonably large in relation to a company’s earnings, a significant positive change in net earnings is required to create a noticeable improvement, in absolute terms, in such company’s reported earnings per share levels. If we were to effect a Reverse Split and decrease the number of shares outstanding, our investors could more easily understand the impact on earnings (or loss) per share attributable to the operational efforts of our management.

In evaluating whether or not to authorize the Reverse Split, in addition to the considerations described above, our Board of Directors also took into account various negative factors associated with reverse stock splits. These factors include:

•	the negative perception of reverse stock splits held by some investors, analysts and other stock market participants;

•	the fact that the stock price of some companies that have implemented reverse stock splits has subsequently declined back to pre-reverse stock split levels;

•	the adverse effect on liquidity that might be caused by a reduced number of shares outstanding, and the potential concomitant downward pressure decreased liquidity could have on the trading price; and

•	the costs associated with implementing a reverse stock split, including an increase in franchise taxes payable to the state of Delaware.

Also, other factors such as our financial results, market conditions and the market perception of our business may adversely affect the market price of our Common Stock. As a result, there can be no assurance that the price of our Common Stock would be maintained at the per share price in effect immediately following the effective time of the Reverse Split. There also can be no assurance that the total market capitalization of the Company following the Reverse Split will be higher than the market capitalization preceding the split or that an increase in our trading price, if any, would be sufficient to generate investor interest.

Stockholders should recognize that if the Reverse Split is effected, they will own a fewer number of shares than they currently own (a number equal to the number of shares owned immediately prior to the Reverse Split divided by a number between two and ten). While we expect that the Reverse Split will result in an increase in the per share price of our Common Stock, the Reverse Split may not increase the per share price of our Common Stock in proportion to the reduction in the number of shares of our Common Stock outstanding. It also may not result in a permanent increase in the per share price, which depends on many factors, including our performance, prospects and other factors that may be unrelated to the number of shares outstanding. The history of similar reverse splits for companies in similar circumstances is varied.

If the Reverse Split is effected and the per share price of our Common Stock declines, the percentage decline as an absolute number and as a percentage of our overall market capitalization may be greater than would occur in the absence of the Reverse Split. Furthermore, the liquidity of our Common Stock could be adversely affected by the reduced number of shares that would be outstanding after the Reverse Split.

In addition, the Reverse Split will likely increase the number of stockholders who own “odd lots” (stock holdings in amounts of less than 100 shares). Stockholders who hold odd lots typically will experience an increase in the cost of selling their shares, as well as possible greater difficulty in effecting such sales. Any reduction in brokerage commissions resulting from the Reverse Split may be offset, in whole or in part, by increased brokerage commissions required to be paid by stockholders selling odd lots created by the split.

Finally, if we implement the Reverse Split, the number of authorized but unissued shares of our Common Stock relative to the number of issued shares of our Common Stock will be increased. This increased number of authorized but unissued shares of our Common Stock could be issued by the Board without further stockholder approval, which could result in dilution to the holders of our Common Stock. The increased proportion of unissued authorized shares to issued shares could also, under certain circumstances, have an anti-takeover effect. For example, the issuance of a large block of Common Stock could dilute the ownership of a person seeking to effect a change in the composition of our Board of Directors or contemplating a tender offer or other transaction. The Reverse Split is not being proposed in response to any effort of which the Company is aware to accumulate shares of Common Stock or obtain control of the Company.

Principal Effects of the Reverse Split

General

The Reverse Split will affect all of holders of our Common Stock uniformly and will not change the proportionate equity interests of such stockholders, nor will the respective voting rights and other rights of holders of our Common Stock be altered, except for possible changes due to the treatment of fractional shares resulting from the Reverse Split, as described below. The number of authorized and issued shares of the Company’s various series of preferred stock will not be affected in any way by the Reverse Split, although the number of shares of Common Stock issuable upon conversion of such series of preferred stock will be impacted as discussed below under “Number of Shares of Common Stock and Number of Stockholders.”

Exchange Act Matters

Our Common Stock is currently registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and we are subject to the periodic reporting and other requirements of the Exchange Act. The Reverse Split, if implemented, will not affect the registration of our Common Stock under the Exchange Act or our reporting or other requirements thereunder. Our Common Stock is currently traded, and following the Reverse Split will continue to be traded, on the Over-The-Counter Bulletin Board under the symbol “MOBL.OB”, subject to our continued satisfaction of the OTCBB listing requirements. Note, however, that the CUSIP number for our Common Stock will change in connection with the Reverse Split and will be reflected on new certificates issued by the Company and in electronic entry systems.

Number of Shares of Common Stock and Number of Stockholders

If approved and implemented, the Reverse Split would have the following effects on the number of shares of Common Stock:

1. between two and ten shares of our Common Stock owned by a stockholder immediately prior to the Reverse Split would become one share of Common Stock after the Reverse Split;

2. all outstanding but unexercised options and warrants entitling the holders thereof to purchase shares of our Common Stock will enable such holders to purchase, upon exercise of their options or warrants, from one-half to one-tenth of the number of shares of our Common Stock that such holders would have been able to purchase upon exercise of their options or warrants immediately preceding the Reverse Split, at an exercise price equal to between two and ten times the exercise price specified before the Reverse Split, resulting in approximately the same aggregate exercise price being required to be paid upon exercise thereof immediately preceding the Reverse Split;

3. the number of shares of our Common Stock reserved for issuance (including the maximum number of shares that may be subject to options) under our stock option plan will be reduced to between one-half and one-tenth of the number of shares currently included in such plan; and

4. all outstanding shares of preferred stock of the Company entitling the holders thereof to convert such securities into shares of our Common Stock (including but not limited to the Company’s Series A Convertible Preferred Stock) will enable such holders to receive, upon conversion of such shares of preferred stock, between one-half and one-tenth of the number of shares of our Common Stock that such holders would have been able to receive upon conversion of their shares of preferred stock immediately preceding the Reverse Split, at a conversion price equal to between two and ten times greater than the price before the Reverse Split, resulting in approximately the same aggregate conversion price upon conversion thereof as in effect immediately preceding the Reverse Split.

Rounding in Lieu of Issuing Fractional Shares

The Company will not issue fractional shares in connection with the Reverse Split. Instead, the Company will round up to the nearest whole share any stockholder’s share ownership to the extent such stockholder would be entitled to receive less than one share of Common Stock or greater as a result of the Reverse Split.

Accounting Matters

The Reverse Split will not affect total stockholders’ equity on our balance sheet. However, because the par value of our Common Stock will remain unchanged, the components that make up total stockholders’ equity will change by offsetting amounts. As a result of the Reverse Split, the stated capital component attributable to our Common Stock will be reduced to an amount equal to between one-half and one-tenth of its present amount, and the additional paid-in capital component will be increased by the amount by which the stated capital is reduced. The per share net loss and net book value per share of our Common Stock will be increased as a result of the Reverse Split because there will be fewer shares of our Common Stock outstanding.

Procedure for Effecting the Reverse Split and Filing the Certificate of Amendment

Generally

If our stockholders approve the Reverse Split and related amendment to the Certificate of Amendment and the Board determines that the Reverse Split continues to be in the best interests of the Company and its stockholders, our Board of Directors will file the Certificate of Amendment effecting the Reverse Split with the Secretary of State of the State of Delaware. The Reverse Split will become effective as of 5:00 p.m. eastern time on the date of filing, which time on such date will be referred to as the “effective time.” At the effective time, each lot of between two and ten shares of Common Stock issued and outstanding immediately prior to the effective time will, automatically and without any further action on the part of our stockholders, be combined into and become one share of Common Stock, subject to the treatment for fractional shares described above, and each certificate which, immediately prior to the effective time represented pre-Reverse Split shares, will be deemed cancelled and, for all corporate purposes, will be deemed to evidence ownership of post-Reverse Split shares. However, a stockholder will not be entitled to receive any dividends or distributions payable after the Certificate of Amendment is effective until that stockholder surrenders and exchanges his or her certificates.

Interwest Transfer Company, Inc., the Company’s transfer agent (the “Transfer Agent”), will act as exchange agent for purposes of implementing the exchange of stock certificates, and is sometimes referred to as the “exchange agent.” As soon as practicable after the effective time, a letter of transmittal will be sent to stockholders of record as of the effective time for purposes of surrendering to the exchange agent certificates representing pre-Reverse Split shares in exchange for certificates representing post-Reverse Split shares in accordance with the procedures set forth in the letter of transmittal. No new certificates will be issued to a stockholder until such stockholder has surrendered such stockholder’s outstanding certificate(s), together with the properly completed and executed letter of transmittal, to the exchange agent. From and after the effective time, any certificates formerly representing pre-Reverse Split shares which are submitted for transfer, whether pursuant to a sale, other disposition or otherwise, will be exchanged for certificates representing post-Reverse Split shares. STOCKHOLDERS SHOULD NOT DESTROY ANY STOCK CERTIFICATE(S) AND SHOULD NOT SUBMIT ANY CERTIFICATE(S) UNTIL REQUESTED TO DO SO.

In connection with the Reverse Split, our Common Stock will change its current CUSIP number. This new CUSIP number will appear on any new certificates representing post-Reverse Split shares of our Common Stock.

Street Name and Book-Entry Holders

Upon the Reverse Split, the Company intends to treat shares held by stockholders in “street name”, through a bank, broker or other nominee, in the same manner as stockholders whose shares are registered in their own names. Banks, brokers and other nominees will be instructed to effect the Reverse Split for their beneficial holders. These brokers, banks and other nominees may have other procedures for processing the transaction, however, and stockholders holding in street name are encouraged to ask their brokers, banks or other nominees any questions they may have regarding such procedures.

Stockholders who hold some or all of their shares in electronic book-entry form with the Transfer Agent do not have certificates evidencing their ownership and need not take any action to receive their post-Reverse Split shares. Rather, a statement will be sent automatically to any such stockholder’s address of record indicating the effects of the transaction, including the number of shares of Common Stock held following the Reverse Split.

No Appraisal Rights

Under the General Corporation Law of the State of Delaware, stockholders will not be entitled to exercise appraisal rights in connection with the Reverse Split, and the Company will not independently provide stockholders with any such right.

Certain U.S. Federal Income Tax Consequences

The discussion below is only a summary of certain U.S. federal income tax consequences of the Reverse Split generally applicable to beneficial holders of shares of our Common Stock and does not purport to be a complete discussion of all possible tax consequences. This summary addresses only those stockholders who hold their pre-Reverse Split shares as “capital assets” as defined in the Internal Revenue Code of 1986, as amended (the “Code”), and will hold the post-Reverse Split shares as capital assets. This discussion does not address all U.S. federal income tax considerations that may be relevant to particular stockholders in light of their individual circumstances or to stockholders that are subject to special rules, such as financial institutions, tax-exempt organizations, insurance companies, dealers in securities, and foreign stockholders. The following summary is based upon the provisions of the Code, applicable Treasury Regulations thereunder, judicial decisions and current administrative rulings, as of the date hereof, all of which are subject to change, possibly on a retroactive basis. Tax consequences under state, local, foreign, and other laws are not addressed herein. Each stockholder should consult his, her or its own tax advisor as to the particular facts and circumstances that may be unique to such stockholder and also as to any estate, gift, state, local or foreign tax considerations arising out of the Reverse Split.

The Reverse Split will qualify as a recapitalization for U.S. federal income tax purposes. As a result,

•	Stockholders should not recognize any gain or loss as a result of the Reverse Split.

•	The aggregate basis of a stockholder’s pre-Reverse Split shares will become the aggregate basis of the shares held by such stockholder immediately after the Reverse Split.

•	The holding period of the shares owned immediately after the Reverse Split will include the stockholder’s holding period before the Reverse Split.

The above discussion is not intended or written to be used, and cannot be used by any person, for the purpose of avoiding U.S. Federal tax penalties. It was written solely in connection with the solicitation of stockholder votes with regard to a proposed reverse split of our Common Stock.

Vote Required

The affirmative vote of the holders of a majority of the outstanding shares of Common Stock entitled to vote at the Meeting is required to approve the proposal to amend the Company’s Certificate of Incorporation to authorize the Reverse Split. Votes withheld or abstaining from voting, as well as broker non-votes, will therefore have the same effect as a negative vote or a vote against this proposal.

Unless otherwise specified, the persons designated in the proxy will vote the shares covered thereby at the Meeting FOR the approval of the amendment authorizing the Reverse Split.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR
THE AMENDMENT TO THE COMPANY’S CERTIFICATE OF INCORPORATION
TO AUTHORIZE THE REVERSE STOCK SPLIT.

PROPOSAL NO. 4

RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of our Board of Directors has selected Bagell, Josephs, Levine & Company, L.L.C. as the independent registered public accounting firm to perform the audit of our financial statements for our fiscal year ending March 31, 2009, and our stockholders are being asked to ratify the Audit Committee’s selection. We have engaged Bagell, Josephs, Levine & Company, L.L.C. as our independent registered public accounting firm since 2002. Representatives of the accounting firm are expected to be present at the Annual Meeting, will have the opportunity to make a statement at the meeting if they desire to do so, and will be available to respond to appropriate questions.

Fees

The following represents fees estimated and/or billed by Bagell, Josephs, Levine & Company, L.L.C. (“Bagell Josephs”) for professional services provided in connection with the audits of our financial statements for the fiscal years ended March 31, 2008 and 2007, and the fees billed by Bagell Josephs for services rendered during fiscal years 2008 and 2007 for audit-related, tax and other services provided to us.

	2008	2007

Audit Fees	$136,000	$182,000
Audit-Related Fees	—	23,225
Tax Fees	55,000	50,000
All Other Fees	—	—

Audit Fees. Consists of fees for professional services rendered in connection with the audit of our annual consolidated financial statements, the review of the quarterly consolidated financial statements and services that are normally provided by Bagell Josephs in connection with statutory and regulatory filings or engagements.

Audit-Related Fees. Consists of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of our consolidated financial statements and are not reported under “Audit Fees,” including payroll procedure compliance reviews, post-audit reviews conducted in connection with the filing of registration statements, and audit and review services related to the financial statements.

Tax Fees. Consists of fees billed for professional services for tax return preparation, tax advice and tax planning.

All Other Fees. Consists of fees for products and services other than the services reported above.

Audit Committee Pre-Approval Policies and Procedures

The Audit Committee of the Board of Directors has established a policy for approving any non-audit services to be performed by our independent registered public accounting firm, currently Bagell Josephs. The Audit Committee requires advance review and approval of all proposed non-audit services that we wish to be performed by the independent registered public accounting firm. Occasionally, the Audit Committee chairman pre-approves certain non-audit related fees and the entire Audit Committee ratifies the chairman’s pre-approval in a subsequent Audit Committee meeting in accordance with SEC requirements. In fiscal 2008, the Audit Committee followed these guidelines in approving all services rendered by Bagell Josephs.

Required Vote and Board of Directors’ Recommendation

Approval of this proposal requires the affirmative vote by holders of at least a majority of the shares of Mobilepro Common Stock who attend the meeting in person, or are represented at the meeting by proxy.

Abstentions will have the effect of a vote against this proposal, while broker non-votes will not be taken into account in determining the outcome of the vote on this proposal.

THE BOARD RECOMMENDS A VOTE “FOR”
RATIFICATION OF THE APPOINTMENT OF BAGELL, JOSEPHS, LEVINE & COMPANY, L.L.C.

PROPOSAL NO. 5

APPROVAL TO ADJOURN OR POSTPONE THE ANNUAL MEETING TO NOVEMBER 6, 2008 T0 PERMIT FURTHER SOLICITATION OF PROXIES IN THE EVENT THAT AN INSUFFICIENT NUMBER OF SHARES IS PRESENT IN PERSON OR BY PROXY TO APPROVE THE PROPOSALS PRESENTED AT THE ANNUAL MEETING.

We are also asking you to approve the adjournment or postponement of the Annual Meeting to November 6, 2008 to permit further solicitation of proxies in the event that an insufficient number of shares is present in person or by proxy to approve the proposals presented at the Annual Meeting.

Pursuant to Delaware law, the holders of a majority of the outstanding shares of common stock of the Company are required to approve the amendment to the certificate of incorporation. It is rare for a company to achieve 100% stockholder participation at an annual meeting of stockholders, and only a majority of the holders of the outstanding shares of common stock of the Company are required to be represented at the meeting, in person or by proxy, for a quorum to be present. In the event that stockholder participation at the annual meeting is lower than expected, the Company would like the flexibility to adjourn or postpone the meeting in order to attempt to secure broader stockholder participation in the decision to approve the amendment to the certificate of incorporation.

Required Vote and Board of Directors’ Recommendation

Approval of this proposal requires the affirmative vote by holders of at least a majority of the shares of Mobilepro common stock who attend the meeting in person, or are represented at the meeting by proxy. Abstentions will have the effect of a vote against this proposal, while broker non-votes will not be taken into account in determining the outcome of the vote on this proposal.

THE BOARD RECOMMENDS A VOTE “FOR”
APPROVAL TO ADJOURN OR POSTPONE THE ANNUAL MEETING TO NOVEMBER 6, 2008 TO
PERMIT FURTHER SOLICITATION OF PROXIES IN THE EVENT THAT AN INSUFFICIENT
NUMBER OF SHARES IS PRESENT IN PERSON OR BY PROXY TO APPROVE THE PROPOSALS
PRESENTED AT THE ANNUAL MEETING.

PRINCIPAL STOCKHOLDERS

The following table shows the amount of our capital stock beneficially owned by our independent member of our Board of Directors, the executive officers named in the Summary Compensation Table below and by all directors and executive officers as a group as of July 3, 2008. As of July 3, 2008, other than the stockholders, directors and executive officers identified in the table below, to our knowledge, no person owned beneficially more than five percent (5%) of our Common Stock. Unless otherwise indicated, beneficial ownership is direct and the person indicated has sole voting and investment power. As of July 3, 2008, we had 775,821,796 shares of Common Stock outstanding. Unless otherwise noted in the footnotes below, the address for each of the individuals listed in the table below is c/o Mobilepro Corp., 6701 Democracy Boulevard, Suite 202, Bethesda, Maryland 20817.

Name and Address	Title of Class	Shares Beneficially Owned (1)	Percent of Class (1)
Jay O. Wright (2)	Common	18,426,500	2.17%
Doug Bethell (3)	Common	5,500,000	*
Tammy L. Martin (4)	Common	5,000,000	*
Donald H. Sledge (4)	Common	2,000,000	*
Donald Paliwoda (4)	Common	1,236,000	*
Officers and Directors as a Group (5 Persons) (5)	Common	32,162,500	3.98%

*	Less than 1%.

(1)
Applicable percentage of ownership is based on 775,821,796 shares of common stock outstanding as of July 3, 2008, together with applicable options and warrants for each shareholder. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of Common Stock subject to options and warrants that are currently exercisable or exercisable within 60 days of July 3, 2008 are deemed to be beneficially owned by the person holding such options for the purpose of computing the percentage of ownership of such person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

(2)	Includes 1,244,000 shares of our Common Stock and 17,182,500 shares of Common Stock issuable upon the exercise of warrants to purchase our Common Stock.

(3)	Includes 2,500,000 shares of our Common Stock and 3,000,000 shares of Common Stock issuable upon the exercise of warrants to purchase our Common Stock.

(4)	Includes shares of Common Stock issuable upon the exercise of options or warrants to purchase our Common Stock.

(5)	Includes 3,744,000 shares of our Common Stock and 28,418,500 shares of Common Stock issuable upon the exercise of options and warrants to purchase our Common Stock.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

The Company’s compensation philosophy is to pay for performance. When the Company establishes individual compensation awards it bases them on financial and operational objectives that are consistent with its business strategy, competitive parameters and creation of long-term stockholder value.

Role of Company Management

The members of the Compensation Committee recommend the compensation of the CEO to the independent directors of the Board for approval. The CEO makes recommendations to the Compensation Committee concerning the compensation of the Named Executive Officers. The CEO is also involved in establishing performance goals for the annual and long-term incentive plans, subject to Compensation Committee approval.

Performance Review

The Company reviews on an annual basis the performance of all executives, including the Named Executive Officers, to assess individual performance over the course of the previous year against preset financial and operational targets. This review is intended to ensure that each executive’s compensation is tied to the Company’s financial and operational performance, which includes, but is not limited to, earnings, revenue growth, cash flow and earnings per share. In reviewing compensation recommendations, the Compensation Committee evaluates performance results and market data to ensure that awards are aligned with the contributions made by the executives to the Company and with compensation paid at similarly situated companies, both within and outside of its industry.

Components of Compensation

Base Salary-Base salaries are established to reward an executive’s sustained performance and to reflect an executive’s current position and work experience. A Named Executive Officer’s Base Salary is determined by the Compensation Committee’s assessment of that person’s continued performance compared to that person’s responsibilities, including the impact of that performance on the company’s business results, and the market pay for that person’s role, experience and potential for advancement.

Annual Incentives-Annual incentive awards, such as bonuses, are designed to reward the Named Executive Officers for achieving short-tem financial and operational goals to reward individual performance. Annual incentive awards for individual Named Executive Officers are a percentage of that executive’s base salary, typically ranging from 30% to 100%.

Long-Term Incentives-Long-term incentives are designed to align the Named Executive Officers’ interest with those of the Company’s shareholders. The Company uses stock options and warrants to reward the Named Executive Officers for creation of long-term shareholder value. The Company believes that by granting stock options to purchase the Company’s common stock to its executives which vest over a certain number of years, executives will be encouraged to remain with the company. Stock options are priced at the fair market value of our common stock as the grant effective date. Long-term incentives also are intended to reward individual performance. The size of a stock option grant or warrant is determined primarily by the Compensation Committee’s assessment of the Named Executive Officer’s performance compared to our financial results. The value to our Named Executive Officers of the long-term awards is based upon our stock price that directly ties them to the creation of shareholder value.

Compensation Committee Report

The Compensation Committee of Mobilepro Corp. has reviewed and discussed with management the Compensation Discussion and Analysis in this Proxy Statement as required under Item 402(b) of Regulation S-K. Based on their review and discussions with management, the Compensation Committee recommended to the Company’s full Board that the Compensation Discussion and Analysis be included in the Company’s Annual Report on Form 10K and this Proxy Statement.

Respectfully submitted,

Donald H. Sledge, Chairman

Summary Compensation

The following table sets forth information regarding compensation earned in fiscal 2008 by our Chief Executive Officer, our principal financial officer, and our three other most highly compensated executive officers who were serving as executive officers as of March 31, 2008, also known as our “named executive officers”. At March 31, 2008, the Company had only four executive officers as set forth below:

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)		Stock Awards ($)	Option (2) Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other (3) Compensation ($)	Total ($)
Jay Wright, Chief	2008	262,500	75,000	(1)	-	239,158	-	-	-	576,658
Executive Officer	2007	247,500	29,700			286,718				563,918

Tammy Martin, General	2008	190,000	75,000	(1)	-	39,620	-	-	8,400	313,020
Counsel and Chief	2007	190,000	45,000			41,200			8,400	284,600
Administrative Officer

Donald Paliwoda, Chief	2008	131,650	75,000	(1)	-	14,678	-	-	-	221,328
Accounting Officer

Douglas Bethell, President,	2008	76,000	75,000		-	124,100	-	-	114,000	389,100
CCA and AFN	2007	60,000	75,000			84,567			90,000	309,567

(1)
The bonus amounts represent estimates of the highest amounts that the Named Executive Officers might be awarded by the Compensation Committee. Said bonuses have not yet been finalized by the Compensation Committee.

(2)
The amounts reflected in this column represent the compensation cost recorded in our financial statements during fiscal 2008 and 2007 under FAS 123R for stock warrants awarded in fiscal 2008 and prior fiscal years. With respect to stock warrants, the compensation cost amounts recorded under FAS 123R have been calculated using the Black-Scholes option pricing model based on the following assumptions:

	2008	2007	2006
Dividend yield	-%	-%	-%
Expected volatility	60%	60%	60%
Risk-free interest rate	4.00%	4.00%	3.00%
Expected term (in years)	10.00	10.00	10.00

(3)	Reflects payments made to Mr. Bethell under the terms of a consulting agreement with DNK Enterprises II, Inc. Reflects automobile allowance payments made to Ms. Martin.

Summary of Employment and Consulting Arrangements

Jay O. Wright: Jay O. Wright joined us in December 2003 as Chief Executive Officer. Mr. Wright was paid a base salary of $180,000 in calendar year 2004 and was eligible to receive a bonus equal to 1% of the revenues for the most recent 12 month period of each acquisition made by the Company during his employment period. Mr. Wright also received warrants to purchase 15,182,500 shares of our Common Stock at an exercise price of $0.018 per share upon the execution of his initial employment agreement. Subsequent to year-end March 31, 2005, Mr. Wright’s employment agreement was amended to, among other things, extend his employment period to December 31, 2007. Mr. Wright’s base salary was increased to $210,000 for calendar year 2005, $240,000 for calendar year 2006 and $270,000 for calendar year 2007. The terms of the new employment agreement eliminated the payment of bonuses as a result of the closing of an acquisition. Mr. Wright’s bonus amounts are now based upon the successful completion of management by objective milestones that are mutually established by Mr. Wright and the Compensation Committee. In connection with the execution of the new employment agreement, Mr. Wright also received additional warrants to purchase 5,000,000 shares of our Common Stock at an exercise price of $0.22 per share, which warrants vest ratably from April 1, 2005 to December 31, 2007. On June 25, 2008, the Company entered into a Third Amended and Restated Executive Employment Agreement with Mr. Wright commencing July 1, 2008. The Agreement is for an initial term of one-year with a one-year renewal period. Under the terms of the Agreement, Mr. Wright is entitled to an annual base salary of $252,000 in the initial term and $270,000 in the renewal period. Mr. Wright is also eligible for certain cash bonuses of up to $340,000 during the term of the Agreement based on the achievement of certain objectives and financial goals mutually established by Mr. Wright and the Compensation Committee. In connection with the Third Amended and Restated Executive Employment agreement, Mr. Wright was granted a warrant to purchase 20,000,000 shares of common stock at an exercise price of $0.0016, which vest one-half each on June 30, 2009 and June 30, 2010. On May 26, 2008, the Company also canceled warrants to purchase 5,000,000 shares of common stock at an exercise price of $0.22 per share previously granted to Mr. Wright.

Donald Paliwoda: Mr. Donald Paliwoda joined us in November 2004 as the Chief Financial Officer of our subsidiary, Davel Communications, Inc. and was promoted in November 2007 as our Chief Accounting Officer. Mr. Paliwoda serves as the Company’s principal financial officer and principal accounting officer. While working as the Chief Financial Officer of our subsidiary, Mr. Paliwoda was granted incentive stock options in November 2005 to purchase 236,000 shares of common stock at an exercise price of $0.22 per share. Under the terms of his current employment arrangement, Mr. Paliwoda receives a salary of $140,000 and is eligible to participate in the Company’s bonus program. In accordance with Mr. Paliwoda assuming his new position as Chief Accounting Officer, he was awarded warrants to purchase 1,000,000 shares of Mobilepro’s common stock on November 5, 2007 at a price of $0.0089 per share, vesting on June 30, 2008. On May 26, 2008 the Board of Directors also granted Mr. Paliwoda a warrant to purchase 1,750,000 shares of Mobilepro common stock at an exercise price of $0.0016, which vest on June 30, 2009. Effective July 1, 2008 Mr. Paliwoda’s salary was increased by five percent (5%), with such increase being deferred until such time as the Company’s cash position is improved.

Douglas Bethell. Mr. Douglas Bethell joined us in June 2005 as President of our subsidiary, American Fiber Network, Inc. (“AFN”). Pursuant to the terms of his employment agreement, Mr. Bethell was paid a base salary of $60,000 per year and was entitled to receive an annual bonus based on the operating profits of AFN; provided, however, that in no event shall his annual bonus be less than $25,000. At the same time, the Company also executed a consulting agreement with DNK Enterprises II, Inc. (“DNK”), a company controlled by Mr. Bethell, pursuant to which DNK was paid $90,000 annually for services rendered to the Company by Mr. Bethell. The term of the employment and consulting agreements were for a period of two years commencing June 1, 2005. Under the current employment arrangement with Mr. Bethell, he is paid an annual salary of $76,000 and DNK is paid a consulting fee of $114,000 per year. Mr. Bethell was also paid a cash bonus in the amount of $75,000 for the 2008 fiscal year. In February 2006 Mr. Bethell was promoted to Executive Vice President of the Company. In connection with his promotion Mr. Bethell was granted warrants to purchase 1,000,000 shares of Mobilepro common stock at an exercise price of $0.233 which vested ratably over a twenty four month period commencing April 1, 2006. On March 20, 2007 the Board of Directors granted Mr. Bethell options to purchase 4,000,000 shares of Mobilepro common stock at an exercise price of $0.036. The options vest in two equal installments on March 31, 2008 and March 31, 2009. On May 26, 2008 the Board of Directors also granted Mr. Bethell a warrant to purchase 4,000,000 shares of Mobilepro common stock at an exercise price of $0.0016, which vests on June 30, 2009.

Tammy Martin: Ms. Tammy Martin joined us in November 2004 as General Counsel of our subsidiary, Davel Communications, Inc. Pursuant to the terms of her employment arrangement, Ms. Martin was paid a base salary of $186,295 per year and receives an annual car allowance of $8,400. In May 2005, Ms. Martin was promoted to Chief Executive Officer of Davel Communications, Inc. At that time Ms. Martin received warrants to purchase 1,500,000 shares of our Common Stock at an exercise price of $0.15 per share that vested ratably from April 20, 2005 to March 31, 2006. In February 2006, Ms. Martin was named the Company's Senior Vice President, Chief Administrative Officer, and Treasurer, effective April 1, 2006 and was promoted to General Counsel of the Company in September 2006. Her base salary was increased to $190,000 for the fiscal year ending March 31, 2007. Ms. Martin’s annual bonus plan was also revised. Effective April 1, 2006, she was eligible for an annual bonus of up to 50% of her annual base salary, with payment based on the achievement of certain individual and Company objectives. She was also granted an additional warrant to purchase 500,000 shares of our Common Stock at an exercise price of $0.233 per share that vested ratably over 24 months commencing April 1, 2006. On August 27, 2007, the Board of Directors granted Ms. Martin a warrant to purchase 3,000,000 shares of MobilePro Common Stock at an exercise price of $0.0075, which vested on June 30, 2008. On May 26, 2008 the Board of Directors also granted Mr. Martin a warrant to purchase 4,000,000 shares of Mobilepro Common Stock at an exercise price of $0.0016, which vest on June 30, 2009. Effective July 1, 2008 Ms. Martin’s salary was increased by five percent (5%), with such increase being deferred until such time as the Company’s cash position is improved.

Grant of Plan-Based Awards

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or	All Other Option Awards: Number of Securities Underlying	Exercise or Base Price of Option	Closing Price on Grant
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	Units (#)	Options (#)	Awards ($ / Sh)	Date ($ / Sh)

Jay Wright, Chief Executive Officer	2008	-	-	200,000	-	-	-	-	10,000,000	0.0075	0.0075

Tammy Martin, General Counsel and Chief Administrative Officer	2008	-	-	95,000	-	-	-	-	3,000,000	0.0075	0.0075

Donald Paliwoda, Chief Accounting Officer	2008	-	-	75,000	-	-	-	-	1,000,000	0.0089	0.0089

Douglas Bethell, President, CCA and AFN	2008	-	-	75,000	-	-	-	-	-	-	-

MobilePro Non-Plan Options and Warrant Grants
Outstanding Equity Awards at Fiscal Year End

	Option Awards					Stock Awards
	Number of Securities Underlying Unexercised Options (#)	Number of Securities Underlying Unexercised Options (#)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Name	Exercisable	Unexercisable

Jay Wright, Chief Executive Officer	15,182,500 5,000,000 2,000,000	- - 8,000,000	- - -	.0180 .2200 .0075	04/15/14 04/01/15 08/27/17	-	-	-	-

Tammy Martin, General Counsel and Chief Administrative Officer	1,500,000 500,000 -	- - 3,000,000	- - -	.1550 .2330 .0075	04/20/15 04/01/16 08/27/17	-	-	-	-

Donald Paliwoda, Chief Accounting Officer	236,000 -	- 1,000,000	- -	.2200 .0089	11/15/15 11/05/17	-	-	-	-

Douglas Bethell, President, CCA and AFN	1,000,000 2,000,000	- 2,000,000	- -	.2330 .0360	04/01/16 03/20/17	-	-	-	-

Mobilepro Non-Plan Option and Warrant Grants

We currently have warrants outstanding that were granted to individuals or entities outside of any equity compensation plan adopted by us (“Non-Plan Grants”). As of March 31, 2008, of these Non-Plan Grants, warrants to purchase 2,000,000 shares were held by outside members of our Board of Directors, warrants to purchase 5,600,000 shares were held by members of our advisory board and warrants to purchase 41,418,500 shares were held by named executive officers of Mobilepro. Warrants to purchase 33,820,468 shares were held by other individuals including former executive officers and other employees. In addition, warrants to purchase 41,100,000 shares of our common stock were held by former owners of acquired companies or entities that received warrants in connection with a financing transaction. Such Non-Plan Grants were made pursuant to the terms of option or warrant agreements, as applicable, with each such grant authorized by the Board of Directors of Mobilepro. The Non-Plan Grants have not been approved by our stockholders.

Compensation Committee Interlocks and Insider Participation

During fiscal year 2008 the Company has no member of its Compensation Committee that served as an executive officer of the Company.

The Company believes its executive compensation should be designed to allow the Company to attract, motivate and retain executives of a high caliber to permit the Company to remain competitive in its industry.

Compensation of Chief Executive Officer

Mr. Wright joined us in December 2003 as Chief Executive Officer. Mr. Wright was paid a base salary of $180,000 in calendar year 2004 and was eligible to receive a bonus equal to 1% of the revenues for the most recent 12 month period of each acquisition made by the Company during his employment period. Mr. Wright also received warrants to purchase 15,182,500 shares of our Common Stock at an exercise price of $0.018 per share upon the execution of his initial employment agreement. Subsequent to year-end March 31, 2005, Mr. Wright’s employment agreement was amended to, among other things, extend his employment period to December 31, 2007. Mr. Wright’s base salary was increased to $210,000 for calendar year 2005, $240,000 for calendar year 2006 and $270,000 for calendar year 2007. The terms of the new employment agreement eliminate the payment of bonuses as a result of the closing of an acquisition. During 2006 and 2007 Mr. Wright’s bonus was based upon the successful completion of management by objective milestones that were mutually established by Mr. Wright and the Compensation Committee. In connection with the execution of the new employment agreement, Mr. Wright also received additional warrants to purchase 5,000,000 shares of our Common Stock at an exercise price of $0.22 per share, which warrants vested ratably from April 1, 2005 to December 31, 2007. On June 25, 2008, the Company entered into a Third Amended and Restated Executive Employment Agreement with Mr. Wright commencing July 1, 2008. The Agreement is for an initial term of one-year with a one-year renewal period. Under the terms of the Agreement, Mr. Wright is entitled to an annual base salary of $252,000 in the initial term and $270,000 in the renewal period. Mr. Wright is also eligible for certain cash bonuses of up to $340,000 during the term of the Agreement based on the achievement of certain objectives and financial goals mutually established by Mr. Wright and the Compensation Committee. In connection with the Third Amended and Restated Executive Employment agreement, Mr. Wright was granted a warrant to purchase 20,000,000 shares of common stock at an exercise price of $0.0016, which vest one-half each on June 30, 2009 and June 30, 2010. On May 26, 2008, the Company also canceled warrants to purchase 5,000,000 shares of common stock at an exercise price of $0.22 per share previously granted to Mr. Wright.

REPORT OF THE AUDIT COMMITTEE

The following is the Report of the Audit Committee with respect to our audited financial statements for our fiscal year ended March 31, 2008. The material in this report is not "soliciting material," is not deemed filed with the Securities and Exchange Commission and is not to be incorporated by reference in any of our filings under the Securities Act of 1933 or the Securities Exchange Act of 1934, whether made before or after the date of this Proxy Statement and irrespective of any general incorporation language in any filings.

The Audit Committee's purpose is, among other things, to assist the Board of Directors in its oversight of our financial accounting, reporting and controls. The Board of Directors has determined that all three members of the committee that served during fiscal year 2008 are "independent" as defined by the listing standards of The Nasdaq Stock Market. The committee operates under a charter, which was formally adopted by the Board of Directors in June 2005. This charter is available on our website at www.mobileprocorp.com. The Audit Committee has reviewed and discussed our consolidated financial statements with management and the independent registered public accounting firm. The Audit Committee has also discussed with the independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees. Furthermore, the Committee received the written disclosures and the letter from the independent registered public accounting firm required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees. The Committee also discussed with the independent registered public accounting firm that firm's independence and whether the provision of non-audit services by the independent registered public accounting firm is compatible with maintaining independence. Based on the review and discussions described in this report, and subject to the limitations on the role and responsibilities of the committee referred to in its charter, the Audit Committee recommended to the Board of Directors (and the Board of Directors approved) that the audited financial statements be included in the Annual Report on Form 10-K for the fiscal year ended March 31, 2008.

AUDIT COMMITTEE
Donald Sledge, Chairman

RELATED PARTY TRANSACTIONS

We granted warrants to purchase our Common Stock to certain of our directors prior to their appointment to our Board of Directors in connection with their service as members of our advisory board. We subsequently provided additional grants to our directors in connection with their service as members of our Board of Directors. The terms of those grants are described in this Proxy Statement in our discussion of the compensation provided to our directors.

We believe that each of the above referenced transactions was made on terms no less favorable to us than could have been obtained from an unaffiliated third party. Furthermore, any future transactions or loans between us and our officers, directors, principal stockholders or affiliates, and any forgiveness of such loans, will be on terms no less favorable to us than could be obtained from an unaffiliated third party, and will be approved by a majority of our directors.

On June 30, 2005, the Company entered into a Consulting Agreement with DNK Enterprises II, Inc. to retain certain of the services of Mr. Doug Bethell for certain of the Company’s subsidiaries. DNK Enterprises, II, Inc. is substantially owned by Mr. Bethell. The initial agreement provided for annual payments of $90,000 and had a two-year term. Under the current employment and consulting arrangement with Mr. Bethell, DNK is paid a consulting fee of $114,000 per year. Other than regularly scheduled payments, the Company currently has no outstanding obligations under this arrangement. On the same date, the Company entered into a Consulting Agreement with DNK Enterprises, II, Inc. to retain certain services of the spouse of Mr. Bethell. The agreement calls for annual payments of $102,000 and had an initial term of one year. The Company continues to pay DNK $102,000 per year relating to certain services provided by Mr. Bethell’s spouse. Other than regularly scheduled payments, the Company currently has no obligations under this agreement. On May 26, 2006, the Company issued a warrant to Ms. Kimberly Bethell to purchase 500,000 shares of the Company’s Common Stock. The warrant has a term of ten years, is exercisable at $0.0016 per share and vests on June 30, 2009. In addition, the Company’s wholly-owned subsidiary, American Fiber Network, Inc. (“AFN”), has an employment arrangement with Mr. Bethell pursuant to which he serves as AFN’s chief executive officer and is paid an annual salary of $76,000 plus a bonus determined based on AFN’s annual operating profit.

In June 2006, Progames Networks, Inc. (“Progames”), a subsidiary of the Company, sold shares of its common stock to Mr. Jay Wright, Chairman and Chief Executive Officer and two other employees of the Company representing approximately 12.5% of the common stock issued in ProGames.

During fiscal year 2008, Mr. Jay Wright received compensation in the amount of $250 in connection with his service as Chairman of the Board of Microlog Corporation.

STOCKHOLDER NOMINATIONS AND PROPOSALS; DEADLINE FOR SUBMISSION OF
STOCKHOLDER PROPOSALS FOR 2008 ANNUAL STOCKHOLDER MEETING

Our Certificate of Incorporation provides that, for stockholder nominations to the Board of Directors or other proposals to be considered at an annual meeting, the stockholder must have given timely notice thereof in writing to the Corporate Secretary of the Company. To be timely for the 2008 Annual Meeting, a stockholder’s notice must have been delivered to or mailed and received by the Corporate Secretary of the Company at the principal executive offices of the Company by August 14, 2008. A stockholder’s notice to the Corporate Secretary must set forth as to each matter the stockholder proposes to bring before the annual meeting the information required by Article Thirteenth and Fourteenth of our Certificate of Incorporation.

Stockholders are entitled to present proposals for consideration at forthcoming stockholder meetings provided that they comply with the proxy rules promulgated by the Securities and Exchange Commission and our bylaws and Certificate of Incorporation. Stockholders wishing to present a proposal at our 2009 Annual Stockholders Meeting must submit such proposal not less than 70 days prior to the next scheduled annual meeting or if less than 70 days prior notice of the next meeting is provided to our stockholders, within 10 days of the announcement of the next annual meeting.

COMPLIANCE UNDER SECTION 16(a)
OF THE SECURITIES EXCHANGE ACT OF 1934

Section 16(a) of the Exchange Act and related regulations require the Company’s directors, certain officers, and any persons holding more than 10% of the Company’s Common Stock (“reporting persons”) to report their initial ownership of the Company’s Common Stock and any subsequent changes in that ownership to the Securities and Exchange Commission. Specific due dates have been established, and the Company is required to disclose any failure to file by these dates during fiscal 2008. We are not aware of any persons that have held more than 10% of the Company’s Common Stock during fiscal year 2008, or since the end of the Company’ fiscal year.

In making this disclosure, the Company has relied on written representations of reporting persons and filings made with the Commission.

OTHER BUSINESS

We know of no other matters to be submitted to the 2008 Annual Stockholders Meeting. If any other matters properly come before the 2008 Annual Stockholders Meeting, it is the intention of the persons named in the enclosed proxy to vote the shares they represent as the Board of Directors may recommend.

THE BOARD OF DIRECTORS September 12, 2008

Whether or not you plan to attend the meeting in person, please either cast your vote online, via telephone, or complete, date, sign and promptly return the enclosed proxy card in the enclosed postage-paid envelope before the meeting so that your shares will be represented at the meeting.

EXHIBIT A

FORM OF AMENDMENT TO CERTIFICATE OF INCORPORATION
OF
MOBILEPRO CORP.

Pursuant to Section 242 of the General Corporation Law of the State of Delaware, Mobilepro Corp., a Delaware corporation (the “Corporation”), does hereby certify:

FIRST:  That the Board of Directors of the Corporation, pursuant to Sections 141(f) and 242 of the General Corporation Law of the State of Delaware, duly adopted resolutions proposing and declaring advisable the following amendment to the Certificate of Incorporation, as amended, of the Corporation:

RESOLVED: That the Restated Certificate of Incorporation, as amended, of the Corporation be amended by deleting the second paragraph of Article FOURTH in its entirety and replacing it in its entirety with the following:

“The total number of shares of capital stock of all classes which the Corporation shall have authority to issues is 3,000,000,000 of which 2,979,964,575 shares shall be common stock, par value $0.001 per share (“Common Stock”), 20,000,000 shares shall be preferred stock, par value $0.001 per share (“Preferred Stock”) and 35,425 shares shall be the Series A Convertible Preferred Stock, par value $0.001 per share (“Series A Convertible Preferred Stock”).”

SECOND: That the stockholders of the Corporation, at the Annual Meeting of Stockholders held on _________ ____, 2008, duly approved said proposed Certificate of Amendment of Certificate of Incorporation in accordance with Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed by its _________________, this _____ day of _____________, 2008.

MOBILEPRO CORP.

By:	/s/

Title

EXHIBIT B

FORM OF AMENDMENT TO CERTIFICATE OF INCORPORATION
OF
MOBILEPRO CORP.

Pursuant to Section 242 of the General Corporation Law of the State of Delaware, Mobilepro Corp., a Delaware corporation (the “Corporation”), does hereby certify:

FIRST:  That the Board of Directors of the Corporation, pursuant to Sections 141(f) and 242 of the General Corporation Law of the State of Delaware, duly adopted resolutions proposing and declaring advisable the following amendment to the Certificate of Incorporation, as amended, of the Corporation:

RESOLVED: That the Restated Certificate of Incorporation, as amended, of the Corporation be amended as follows:

“Effective at 5:00 p.m. (Eastern Time) on the date of filing with the Secretary of State of the State of Delaware (such time, on such date, the “Effective Time”) of this Certificate of Amendment pursuant to the General Corporation Law of the State of Delaware, each _____ ( ) shares of the Corporation’s common stock, $0.001 par value per share, issued and outstanding immediately prior to the Effective Time (the “Old Common Stock”) shall automatically without further action on the part of the Corporation or any holder of Old Common Stock, be reclassified, combined, converted and changed into one (1) fully paid and non-assessable share of common stock, $0.001 par value per share (the “New Common Stock”), subject to the treatment of fractional share interests as described below. The conversion of the Old Common Stock into New Common Stock will be deemed to occur at the Effective Time. From and after the Effective Time, certificates representing the Old Common Stock shall represent the number of shares of New Common Stock into which such Old Common Stock shall have been converted pursuant to this Certificate of Amendment, subject to the treatment of fractional share interests. There shall be no fractional shares issued. In lieu thereof, the Corporation will round up to the nearest whole share any stockholder’s share ownership to the extent such stockholder would be entitled to receive less than one share of Common Stock, as a result of the reverse split effected hereby.”

SECOND: That the stockholders of the Corporation, at the Annual Meeting of Stockholders held on _________ ____, 2008, duly approved said proposed Certificate of Amendment of Certificate of Incorporation in accordance with Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed by its _________________, this _____ day of _____________, 2008.

MOBILEPRO CORP.

By:	/s/

Title

THE PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
MOBILEPRO CORP.

Mobilepro Corp.
Proxy for 2008 Annual Stockholders Meeting
October 23, 2008

The undersigned stockholder(s) of Mobilepro Corp., a Delaware corporation (the “Company”), hereby acknowledges receipt of the Notice of Annual Stockholders Meeting and Proxy Statement, each dated September 12, 2008, and hereby appoints Jay O. Wright and Tammy L. Martin, and each of them, Proxies and Attorneys-in-Fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at our 2008 Annual Stockholders Meeting to be held on October 23, 2008 at 10:00 a.m., local time, at the Marriott Bethesda Suites, 6711 Democracy Boulevard, Bethesda, Maryland 20817 and at any adjournment or postponement thereof, and to vote all shares of the Company’s common stock which the undersigned would be entitled to vote if personally present on any of the following matters and with discretionary authority as to any and all other matters that may properly come before the meeting.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE SPECIFICATIONS MADE. IF NO SPECIFICATION IS MADE, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED FOR EACH OF THE BOARD OF DIRECTOR NOMINEES AND FOR THE RATIFICATION OF BAGELL, JOSEPHS, LEVINE & COMPANY, L.L.C., AND FOR SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING AS THE PROXY HOLDERS DEEM ADVISABLE.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

☒ PLEASE MARK VOTES AS IN THIS EXAMPLE.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR PROPOSALS 1, 2, 3, 4 AND 5.

1. To elect two directors to our Board of Directors, each to serve until our 2009 Annual Stockholders Meeting and until his successor has been elected and qualified or until his earlier resignation, death or removal. Our Board of Directors intends to present the following nominees for election as directors.

Nominees: (1) Donald H. Sledge	(2) Jay O. Wright

FOR [ ]	[ ] WITHHOLD
ALL NOMINEES	FOR ALL NOMINEES

________________________________
For all Nominees except as noted above

	FOR	AGAINST	ABSTAIN
2. To amend the Certificate of Incorporation to increase the authorized number of shares of common stock from 1,500,000,000 shares to 3,000,000,000.	☐	☐	☐

3. To amend the Certificate of Incorporation to effect a reverse stock split of the common stock, $.001par value, of the Company by a ratio of not less than one-for-two and not more than one-for-ten, with the exact ratio to be set within such range in the discretion of the Board of Directors, without further approval or authorization of stockholders.
	☐	☐	☐

4. To approve the ratification of the appointment of Bagell, Josephs, Levine & Company, L.L.C. as our independent registered public accounting firm for the fiscal year ending March 31, 2009.	☐	☐	☐

5. The approval to adjourn or postpone the annual meeting until November 6, 2008 to permit further solicitation of proxies in the event that an insufficient number of shares is present in person or by proxy to approve the proposals presented at the Annual Stockholders Meeting..
	☐	☐	☐

This Proxy must be signed exactly as your name appears hereon. When shares are held by joint tenants, both should sign. Attorneys, executors, administrators, trustees and guardians should indicate their capacities. If the signer is a corporation, please print full corporate name and indicate capacity of duly authorized officer executing on behalf of the corporation. If the signer is a partnership, please print full partnership name and indicate capacity of duly authorized person executing on behalf of the partnership.

Signature:

Date:

Signature:

Date: